As filed with the Securities and Exchange Commission on March 25, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Brookfield BRP Holdings (Canada) Inc.**

(Exact name of registrant as specified in its charter)

Ontario, Canada	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Suite 300, 181 Bay Street Toronto, Ontario, Canada M5J 2T3 416-363-9491	Brookfield Power US Holding America Co. 200 Liberty Street, 14th Floor New York, New York 10281 (646) 992-2440
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent for Service)

** See Table of Additional Registrants below.

Copies to:

Mile T. Kurta, Esq.

Christopher R. Bornhorst, Esq.

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

(212) 880-6000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.250% Perpetual Subordinated Notes (and the subordinated guarantees related thereto)	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-277987, 333-277987-01, 333-277987-02, 333-277987-03, 333-277987-04 and 333-277987-05

Securities to be registered pursuant to Section 12(g) of the Act: None

** TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Co- Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer ID Number	Address and Telephone Number of Principal Executive Offices	Name, Address and Telephone Number of Agent for Service

Brookfield Renewable Partners L.P.	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3304	Brookfield Power US Holding America Co. 200 Liberty Street, 14th Floor New York, New York 10281 (646) 992-2440

Brookfield Renewable Energy L.P.	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3304	Brookfield Power US Holding America Co. 200 Liberty Street, 14th Floor New York, New York 10281 (646) 992-2440

BRP Bermuda Holdings I Limited	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3304	Brookfield Power US Holding America Co. 200 Liberty Street, 14th Floor New York, New York 10281 (646) 992-2440

Brookfield BRP Europe Holdings (Bermuda) Limited	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3304	Brookfield Power US Holding America Co. 200 Liberty Street, 14th Floor New York, New York 10281 (646) 992-2440

BEP Subco Inc.	Ontario, Canada	N/A	Suite 100, 181 Bay Street Toronto, Ontario, Canada M5J 2T3 416-363-9491	Brookfield Power US Holding America Co. 200 Liberty Street, 14th Floor New York, New York 10281 (646) 992-2440

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Brookfield BRP Holdings (Canada) Inc. (the “Issuer”), Brookfield Renewable Partners L.P. (the “Partnership”), Brookfield Renewable Energy L.P. (“BRELP”), BRP Bermuda Holdings I Limited (“LATAM HoldCo”), Brookfield BRP Europe Holdings (Bermuda) Limited (“Euro HoldCo”) and BEP Subco Inc. (“Canada SubCo”, and together with BRELP, LATAM HoldCo and Euro HoldCo, the “Subsidiary Guarantors”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated March 21, 2024 (the “Prospectus Supplement”) to the base prospectus dated March 15, 2024 (the “Base Prospectus”), relating to 7.250% Perpetual Subordinated Notes issued by the Issuer (and the subordinated guarantees related thereto issued by the Partnership and the Subsidiary Guarantors), which such securities are registered under the U.S. Securities Act of 1933, as amended, pursuant to the Issuer’s, the Partnership’s and the Subsidiary Guarantors’ joint Registration Statement on Form F-3ASR (File Nos. 333-277987, 333-277987-01, 333-277987-02, 333-277987-03, 333-277987-04 and 333-277987-05), which became automatically effective upon filing with the SEC on March 15, 2024. Such securities, which will be listed for trading on the New York Stock Exchange under the symbol “BEPJ”, are being registered under the U.S. Securities Exchange Act of 1934, as amended, pursuant to this registration statement. The Base Prospectus and the Prospectus Supplement are deemed to be incorporated by reference into this registration statement.

Item 1. Description of Registrant’s Securities to be Registered.

The Issuer, the Partnership and the Subsidiary Guarantors are registering hereunder $150,000,000 in aggregate principal amount of the Issuer’s 7.250% Perpetual Subordinated Notes (the “Notes”). The Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by the Partnership, and guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by the Subsidiary Guarantors. For a description of the Notes, reference is made to the information under the heading “Description of Debt Securities” of the Base Prospectus, as supplemented by the information under the heading “Description of the Notes” in the Prospectus Supplement. Such information is incorporated herein by reference and made a part of this registration statement in its entirety. The Notes will be governed by the Indenture dated April 15, 2021, as amended and supplemented by the Third Supplemental Indenture, dated March 25, 2024, by and among the Issuer, the Partnership, the guarantors party thereto (including the Subsidiary Guarantors), and Computershare Trust Company, N.A., as trustee, copies of which are incorporated by reference herein.

Item 2. Exhibits.

Exhibit Number	Description

4.1	Indenture dated April 15, 2021, by and among Brookfield BRP Holdings (Canada) Inc., as issuer, Brookfield Renewable Partners L.P., Brookfield Renewable Energy L.P., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited and BEP Subco Inc., as guarantors and Computershare Trust Company, N.A., as trustee (filed as Exhibit 4.1 to Brookfield Renewable Partners L.P.’s Form 6-K on April 15, 2021)

4.2	Third Supplemental Indenture dated March 25, 2024 by and among Brookfield BRP Holdings (Canada) Inc., as issuer, Brookfield Renewable Partners L.P., Brookfield Renewable Energy L.P., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited and BEP Subco Inc., as guarantors and Computershare Trust Company, N.A., as trustee (filed as Exhibit 4.1 to Brookfield Renewable Partners L.P.’s Form 6-K filed on March 25, 2024)

4.3	Form of 7.250% Perpetual Subordinated Notes (filed as Exhibit 4.2 to Brookfield Renewable Partners L.P.’s Form 6-K filed on March 25, 2024)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 25, 2024	BROOKFIELD BRP HOLDINGS (CANADA) INC.

	By:	/s/ Jennifer Mazin
Name: Jennifer Mazin Title: General Counsel and Corporate Secretary

BROOKFIELD RENEWABLE PARTNERS L.P. by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

	By:	/s/ James Bodi
Name: James Bodi Title: Vice President

BROOKFIELD RENEWABLE ENERGY L.P. by its general partner, BREP HOLDING L.P. by its general partner, BRP BERMUDA GP LIMITED

	By:	/s/ James Bodi
Name: James Bodi Title: Vice President

BRP BERMUDA HOLDINGS I LIMITED

	By:	/s/ James Bodi
Name: James Bodi Title: Vice President

BROOKFIELD BRP EUROPE HOLDINGS (BERMUDA) LIMITED

	By:	/s/ James Bodi
Name: James Bodi Title: Vice President

BEP SUBCO INC.

By:	/s/ Jennifer Mazin
Name: Jennifer Mazin Title: General Counsel and Corporate Secretary